Exhibit 99.1

NDCHealth Reports Fiscal First Quarter Results

ATLANTA, September 30, 2004 – NDCHealth Corporation (NYSE: NDC) today reported financial and operating results for its first quarter of fiscal 2005 ended August 27, 2004. Total revenue from continuing operations increased 4.9% to $108.7 million from $103.6 million in the first quarter of fiscal 2004. Income from continuing operations was $1.1 million, or $0.03 per diluted share, compared to $7.9 million, or $0.22 per diluted share, in the same period a year ago. Net loss after discontinued operations was $7.0 million, or $0.19 per diluted share, compared to net income of $7.4 million, or $0.21 per diluted share, in the first quarter of fiscal 2004.

First quarter revenue was driven by significant growth in Pharmacy Benefit Services, offset by seasonal declines in both the Network Services and Systems and Information Management segments. The decline in Network Services and Systems segment revenue was primarily caused by lower physician software sales and the transition to next-generation pharmacy systems, which offset solid growth in Pharmacy network services. The Information Management segment generated lower revenue from non-recurring analytic studies and was impacted by price compression from certain pharmaceutical manufacturer customers renewed during the last year.

“We are experiencing growth in our Network transaction services and Pharmacy Benefit Services. However, as expected, a significant decline in physician software sales and lower Information Management revenue continued to impact our financial performance in what is historically our seasonally weakest quarter,” said Walter Hoff, chairman and CEO, NDCHealth. “We clearly recognize the need to improve our revenue and profit performance, and we remain focused on accelerating product sales and implementations. We expect the combination of revenue growth and appropriate expense control initiatives will deliver sequential profit expansion each quarter beginning in the second quarter of fiscal 2005.

“Our customers continue to demand high quality solutions that can deliver much needed operating efficiencies and financial benefits, and our strategies are set to capitalize on this trend,” Mr. Hoff continued. “We are making progress in implementing new product and service offerings at attractive pricing levels, and our current and new sales opportunities should support improved revenue growth in the coming quarters. We will continue to take a disciplined approach in our efforts to maximize revenue growth, profitability and cash flow while growing market share with our new customer solutions.”

Business Highlights

•	Network Services and Systems segment revenue declined $5.5 million or 8.8% in the first quarter of fiscal 2005 from the same period last year. This decrease was primarily caused by lower physician software sales and the transition to next-generation pharmacy systems, which more than offset revenue growth from pharmacy network services.

•	Network services’ transaction volume totaled more than 1.35 billion in the first quarter of fiscal 2005, a 17.4% increase from the same period last year and up 5.0% sequentially as the company continued to gain market share and increase penetration of its value-adding transaction services.

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NDCHealth Reports Fiscal First Quarter Results

•	Pharmacy services and systems revenue decreased $0.9 million or 2.5% in the first quarter compared to the same quarter of fiscal 2004. Pharmacy transaction revenues grew but were more than offset by lower retail pharmacy information sales as well as lower pharmacy systems revenue. New NDC PharmacyRx™ (formerly T-Rex One) system sales and the transition to recurring, transaction-based revenue have not yet offset a decrease in legacy systems sales. NDCHealth sold 55 PharmacyRx system solutions to regional and independent pharmacies during the first quarter of fiscal 2005, and ended the period with an installed base of 281 pharmacies. The company expects to continue to increase its installed base of PharmacyRx systems through the year, but expects that year-to-year pharmacy systems revenue will be flat to down until the company’s NDC EnterpriseRx™ system for large pharmacy chains is available and begins to generate revenue, which is currently expected in the fourth quarter of fiscal 2005. Growth in pharmacy services during fiscal 2005 is expected to cause total revenue from pharmacy customers to increase from first quarter levels.

•	Hospital customer revenue decreased $0.3 million or 1.9% in the first quarter of fiscal 2005 compared to the same period in fiscal 2004 and was flat sequentially as accelerating revenue growth from NDC ePREMIS™ continued to be offset by a decline in legacy systems revenue. The company sold 40 ePREMIS units and installed 109 units during the first quarter of fiscal 2005, increasing the total ePREMIS installed base since May 2004 by 47% to 340. As of August 27, 2004, the scheduled installation backlog moving into the second quarter of fiscal 2005 was 265 units. New unit sales are expected to increase in the second quarter from the reduced level of the summer months, and installations should continue at a similar pace. These unit sale and installation trends are expected to lead to increasing revenues from hospital customers through the remainder of the fiscal year.

•	Physician customer revenue in the first quarter of fiscal 2005 decreased $0.2 million or 3.9% from the most recent fourth quarter, and declined $4.0 million or 39.8% from the first quarter of fiscal 2004. This reflects fewer system sales as a result of some continuing effect of the recent change to selling software to value added resellers on a cash basis instead of on credit terms as well as a lower sales volume during the summer months. The company expects physician system sales to begin to recover in the upcoming second quarter following the release of product upgrades as value added resellers purchase software with the new HIPAA security functionality.

•	Other revenue, which includes data processing services provided to former affiliate Global Payments, Inc. and third-party paper claims and statement printing services, declined 11.2% compared with the first quarter last fiscal year to $3.5 million. As previously disclosed, Global Payments may discontinue the service agreement on September 30, 2005, eliminating a portion of this revenue stream within approximately the next twelve months.

•	Information Management revenue in the first quarter of fiscal 2005 decreased $1.0 million or 2.8% compared to the same quarter last year. Lower revenue from non-recurring ad hoc analytic studies and price compression from certain of the company’s pharmaceutical manufacturer customers contributed to the decline. This offset growth in new product revenue from the company’s Insight and Impact product suites and Intelligent Health Repository, which together increased more than 100% from the first quarter of fiscal 2004 to $3.3 million. Future growth is expected to be derived from the company’s differentiated and exclusive new information sets as well as from increased customer spending on strategic analytic studies as new drugs are approved by the Food and Drug Administration.

•	Pharmacy Benefit Services revenue more than tripled in the first quarter of fiscal 2005 compared to the same period in fiscal 2004 due to the rapid expansion of the administrative services component, and

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NDCHealth Reports Fiscal First Quarter Results

comprised 14.9% of total company revenue in the quarter. Because a majority of the revenue in the Pharmacy Benefit Services segment includes the underlying prescription drug cost of the pharmacy benefit programs being managed, margins are low and reported revenue growth in the segment is not expected to be a significant profit contributor in the near term.

Cost of Service increased $14.7 million from the first quarter of fiscal 2004. This increase reflects primarily strong growth in revenue and associated Cost of Service in the Pharmacy Benefit Services segment. Cost of Service increased by $2.7 million in the Network Services and Systems segment over the prior year due primarily to increased software development expense and by $0.6 million in the Information Management segment due to increased data costs and operating costs associated with the ArcLight integration, partially offset by lower staffing costs associated with ad hoc research studies.

Sales, General and Administrative expenses in the first quarter of fiscal 2005 rose 7.8% or $1.7 million from a year ago but declined by $2.9 million or 10.9% sequentially from the fourth quarter of fiscal 2004. The increase from a year ago was due to higher legal, audit and insurance expenses and increased staffing and other costs associated with regulatory requirements.

In the first quarter of fiscal 2005, EBITDAa, a non-GAAP measure, was $18.8 million. Free cash flowb, also a non-GAAP measure, was a negative $19.1 million in the quarter, reflecting the reduced level of income, a reduction in accounts payable, the timing of payment of accrued liabilities and payroll, and the company’s $10.5 million semi-annual payment of interest on outstanding bonds. Free cash flow is expected to improve through the remainder of fiscal 2005.

As previously disclosed, NDCHealth’s board of directors authorized the sale of its European operations, which are recorded as discontinued operations. The company is negotiating with interested buyers, and anticipates consummating a transaction by the end of December 2004. The operating loss from the European businesses was $0.5 million, or $0.01 per share, in the first quarter of fiscal 2005. In the first quarter of fiscal 2005, however, management determined the company will receive lower than previously expected total transaction proceeds based on current negotiations. As a result, the carrying value of this asset was reduced, which increased the Loss from Discontinued Operations by $7.6 million, or $0.21 per share. As a result, total Loss from Discontinued Operations was $8.1 million, or $0.22 per diluted share.

Outlook

The company expects second quarter revenue to be in the range of $112 million to $117 million, which includes $16 million to $18 million in revenue from Pharmacy Benefit Services. Revenue from the Network Services and Systems and Information Management segments combined should be in the range of $96 million to $99 million, up 4% to 7% from the first quarter of fiscal 2005. Each of NDCHealth’s businesses are expected to experience moderate sequential growth. Diluted earnings per share from continuing operations should be between $0.04 and $0.08 in the second quarter. Based on these estimates and other factors, the company expects free cash flow to be breakeven to modestly positive in the second quarter, and positive for the second half of fiscal 2005.

The company expects revenue and earnings per share to increase each quarter sequentially through the remainder of the year, reflecting growth in revenue from the sale and implementation of newer services for the company’s information, pharmacy and hospital customers, a recovery in revenue from physician products and services, and continued expense management.

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NDCHealth Reports Fiscal First Quarter Results

Conference Call for Analysts and Investors

NDCHealth management will host a conference call to discuss these results today, September 30, 2004 beginning at 5:00 pm ET. The conference call can be accessed by dialing 877-421-3895 (706-679-0822 for international/local callers), or by web cast through the Investor Relations page at http://www.ndchealth.com. A replay of the conference call will be available through October 15, 2004, and can be accessed either through the web cast or by dialing 800-642-1687 (706-645-9291 for international/local callers) and entering conference ID 75939.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements related to the company’s expected business outlook for fiscal year 2005 and guidance for the second fiscal quarter of 2005. These statements involve risks and uncertainties that may cause actual results to differ materially. The company’s business outlook and the projected results for future periods are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but may be beyond management’s control. Forward-looking statements are only predictions and are not guarantees of performance, and include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. These statements include, among others, statements regarding the company’s expected business outlook, anticipated financial and operating results, its business strategy and means to implement the strategy, the company’s objectives, the amount and timing of future capital expenditures, the likelihood of the company’s success in developing and introducing new products and expanding its business, the timing of the introduction of new and modified products or services, financing plans, working capital needs and sources of liquidity. These forward-looking statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Important risks and assumptions relating to the forward-looking statements include, without limitation: (1) the company’s ability to expand in new and existing markets; (2) demand for the company’s products and services; (3) the cost of product development; (4) the timely completion, market demand and acceptance of the company’s new pharmacy and information products; (5) competitive forces; (6) gains in market share; (7) industry conditions affecting the company’s customers; (8) expected pricing levels; (9) expected growth of revenue and net income; (10) the timing and cost of planned capital expenditures; (11) the availability of capital to invest in business growth and expansion; (12) the timing of recognition of certain revenue; (13) access to data from suppliers; (14) the potential for information or network services interruptions; (15) adequate protection of proprietary technology; (16) unanticipated changes in accounting rules and/or interpretations; (17) complex state and federal regulations and its impact on the demand for information products or availability of certain data; (18) expected outcomes and cost of any regulatory action or pending litigation; (19) expected synergies relating to acquisitions, joint ventures and strategic alliances; (20) the timing of, and expected proceeds from the disposition of certain assets; (21) the company’s ability to maintain compliance with certain restrictive debt covenants or obtain a waiver and/or amendments to its credit agreements; and (22) the company’s substantial indebtedness, which could adversely affect its financial condition, results of operations and liquidity. Many of these risk factors and assumptions are beyond the company’s ability to control or predict, and are not intended to represent a complete list of all risks and uncertainties inherent in the company’s business, and should be read in conjunction with the more detailed cautionary statements included in NDCHealth’s Annual Report on Form 10-K for the fiscal year ended May 28, 2004 and other company filings with the Securities and Exchange Commission. The company believes its forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on the company’s current assumptions and expectations. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update publicly any of them in light of new information or future events.

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NDCHealth Reports Fiscal First Quarter Results

About NDCHealth

NDCHealth is uniquely positioned in healthcare as a leading provider of point-of-care systems, electronic connectivity and information solutions to pharmacies, hospitals, physicians, pharmaceutical manufacturers and payers.

# # #

Contact:

Robert Borchert

VP – Investor Relations

404-728-2906

robert.borchert@ndchealth.com

a.	EBITDA, a non-GAAP measure, can be derived from the company’s Unaudited Condensed Consolidated Statements of Operations, and is defined as Operating Income before Depreciation and Amortization, and Restructuring and Other Charges. Reconciliation of EBITDA to the most directly comparable GAAP financial measure is provided in an accompanying table.
b.	Free cash flow, a non-GAAP measure, can be derived from the company’s Unaudited Condensed Consolidated Statements of Cash Flows, and is defined as net cash (used in) provided by operating activities less capital expenditures and dividends paid. Reconciliation of free cash flow to the most directly comparable GAAP financial measure is provided in an accompanying table.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NDCHealth Corporation and Subsidiaries

(Unaudited)

(In thousands, except per share data)

	Quarter Ended
	August 27, 2004	August 29, 2003
Revenue:
Network Services and Systems	$57,535	$63,058
Information Management	34,943	35,941
Pharmacy Benefits Services	16,232	4,642

	108,710	103,641

Operating Expenses:
Cost of Service	66,120	51,426
Sales, General and Administrative	23,772	22,055
Depreciation and Amortization	10,621	8,579
Restructuring and Other Charges	—	1,499

	100,513	83,559

Operating Income	8,197	20,082

Other Income (Expense):
Interest and Other Income	65	102
Interest and Other Expense	(6,404)	(7,413)
Minority Interest in Earnings	(108)	(151)

	(6,447)	(7,462)

Income from Continuing Operations before Income Taxes	1,750	12,620
Provision for Income Taxes	683	4,732

Income from Continuing Operations	1,067	7,888
Loss from Discontinued Operations	(8,065)	(534)

Net (Loss) Income	$(6,998)	$7,354

Basic (Loss) Earnings Per Share:
Continuing Operations	$0.03	$0.23

Discontinued Operations	$(0.23)	$(0.02)

Basic (Loss) Earnings Per Share	$(0.20)	$0.21

Shares	35,638	34,746
Diluted Earnings (Loss) Per Share:
Continuing Operations	$0.03	$0.22

Discontinued Operations	$(0.22)	$(0.02)

Diluted (Loss) Earnings Per Share	$(0.19)	$0.21

Shares	36,002	35,114

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NDCHealth Corporation and Subsidiaries

(Unaudited)

(In thousands)

	Three Months Ended
	August 27, 2004	August 29, 2003
Cash flows from operating activities:
Net (loss) income	$(6,998)	$7,354
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Loss on discontinued operations	8,065	534
Non-cash restructuring and other charges	—	101
Depreciation and amortization	10,621	8,579
Deferred income taxes	505	4,215
Allowance for doubtful accounts	2,016	2,296
Other, net	1,316	1,195

Total	15,525	24,274
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(928)	(4,047)
Prepaid expenses and other assets	4,417	5,130
Accounts payable and accrued liabilities	(15,997)	2,968
Accrued interest on long-term debt	(5,379)	(5,530)
Deferred revenue	(4,960)	(1,903)

Net cash (used in) provided by operating activities	(7,322)	20,892

Cash flows from investing activities:
Capital expenditures	(10,339)	(13,803)
Acquisitions and other investing activities	(1,838)	(5,516)

Net cash used in investing activities	(12,177)	(19,319)

Cash flows from financing activities:
Net borrowings under lines of credit	38,500	—
Net principal payments under long-term debt arrangements	(29,722)	(488)
Net cash used in refinancing activities	—	(154)
Net (repurchases) issuances related to stock activities	(70)	654
Dividends paid	(1,439)	(1,408)

Net cash provided by (used in) financing activities	7,269	(1,396)

Net cash used in discontinued operations	(9,547)	(1,350)

Decrease in cash and cash equivalents	(21,777)	(1,173)
Cash and cash equivalents, beginning of period	27,617	15,150

Cash and cash equivalents, end of period	$5,840	$13,977

CONDENSED CONSOLIDATED BALANCE SHEETS

NDCHealth Corporation and Subsidiaries

(Unaudited)

(In thousands, except share data)

	August 27, 2004	May 28, 2004
ASSETS
Current Assets:
Cash and Cash Equivalents	$5,840	$27,617
Accounts Receivable (Less Allowance of $7,651 and $7,612)	68,070	69,066
Deferred Income Taxes	6,515	28,441
Prepaid Expenses	19,798	22,063
Other Current Assets	13,555	15,667
Total Assets of Discontinued Operations	61,218	70,459

Total Current Assets	174,996	233,313

Property and Equipment, Net	79,222	77,052
Capitalized External Use Software, Net	64,389	64,038
Goodwill	365,248	364,743
Intangible Assets, Net	69,291	71,760
Debt Issuance Cost	12,743	12,963
Deferred Income Taxes	3,003	—
Other Assets	23,667	22,683

Total Assets	$792,559	$846,552

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$44,450	$33,656
Trade Accounts Payable	20,799	29,693
Accrued Compensation and Benefits	4,508	6,205
Accrued Interest	5,544	10,923
Deferred Revenue	43,766	45,981
Other Accrued Liabilities	31,257	35,212
Total Liabilities of Discontinued Operations	15,246	24,761

Total Current Liabilities	165,570	186,431

Deferred Revenue	4,497	7,208
Deferred Income Taxes	—	18,414
Other Non-current Liabilities	26,203	27,949
Long-term Debt	267,603	269,619

Total Liabilities	463,873	509,621

Commitments and Contingencies	—	—

Minority Interest in Equity of Subsidiaries	1,420	1,313

Stockholders’ Equity:
Preferred Stock, par value $1.00 per share; 1,000,000 shares authorized, none issued	—	—
Common Stock, par value $.125 per share; 200,000,000 shares authorized; 35,989,794 and 36,106,641 shares issued, respectively.	4,499	4,513
Capital in excess of par value	244,971	245,301
Treasury Stock	(108)	—
Retained Earnings	79,095	87,532
Deferred Compensation and Other	(6,736)	(7,694)
Other Comprehensive Income	5,545	5,966

Total Stockholders’ Equity	327,266	335,618

Total Liabilities and Stockholders’ Equity	$792,559	$846,552